                                                                   EXHIBIT 10.32

                                LOAN AGREEMENT

     This Loan Agreement is made as of March 31, 1999 by and between Super Factory, Inc., a Japanese corporation with its principal place of business at Sunfelista Meguro Building, 9th Floor, 27-1 Kami-Osaki 2-Chome, Shinagawa-ku, Tokyo 141-0021, Japan as lender (the "LENDER"), and Liquid Audio, Inc., a California corporation with its principal place of business at 810 Winslow Street, Redwood City, California 94063, U.S.A., as borrower (the "BORROWER").

     WHEREAS, the Borrower wishes to obtain a loan in the amount referred to below from the Lender, and the Lender is willing to make such loan to the Borrower on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of those premises and mutual covenants hereinafter contained, it is hereby agreed as follows:

SECTION 1. DEFINITIONS
           -----------

     Unless the context otherwise requires, the following terms shall have the meanings set forth below:

1.01  "AGREEMENT" shall mean this Loan Agreement.

1.02 "BUSINESS DAY" shall mean a day, other than a Saturday, Sunday or legal holiday, on which banks are open for business in Tokyo and Redwood City.

1.03 "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.01 hereof.

1.04 "GOVERNMENTAL APPROVAL" shall mean any consent, authorization, license of, or filing or registration with, any ministry, department, agency, instrumentality or other juridical entity of any jurisdiction.

1.05 "INITIAL SHARES" shall have the meaning assigned to such term in the Purchase Agreement.

1.06  "LAJ" shall mean Liquid Audio Japan, Inc., a Japanese corporation.

1.07 "LOAN" shall mean the aggregate principal amount of the loan of [*] made by the Lender to the Borrower hereunder or, where the context so requires, the amount thereof then outstanding.

1.08 "PARTY" shall mean Borrower or Lender, as applicable. "Parties" shall mean Borrower and Lender.

1.09 "PERSON" shall mean a natural individual, partnership, firm, company, corporation, and any other form of business association.

1.10 "PURCHASE AGREEMENT" shall mean the Share Sale and Purchase and Option Agreement, dated March 31, 1999, between Super Stage, Inc. and Liquid Audio, Inc.

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.11  "REPAYMENT DATE" shall mean [*] provided that if any such date is not a
                                      --------
Business Day, the Repayment Date shall be the immediately preceding Business
Day.

1.12 "SPECIFIED RATE" shall mean the long-term prime rate per annum quoted by Sumitomo Bank from time to time.

1.13 "YEN" or the sign "Yen " shall mean the lawful currency from time to time of Japan.

SECTION 2. THE LOAN
           --------

2.01  Agreement to Lend
      -----------------

      Subject to the terms and conditions of this Agreement, the Lender hereby lends to the Borrower and the Borrower acknowledges the receipt of and agrees to repay the Loan.

2.02  Purpose of the Loan
      -------------------

      The Loan shall be used by the Borrower solely for the purpose of consummating the purchase of the Initial Shares in accordance with the Purchase Agreement. The Borrower shall not use the Loan for any other purpose.

2.03  Interest
      --------

      The Loan shall bear simple interest at the per annum rate of 0.5% plus the Specified Rate. Interest shall accrue on the basis of the actual number of days elapsed and a year of 365 days.

2.04  Default Interest
      ----------------

      If the Borrower shall fail to make payment when due of any sum hereunder (whether at its stated maturity, by acceleration or otherwise), the Borrower shall pay to the Lender default interest on the unpaid amount during the period from and including such due date to and including the date of the payment of said sum in full (after as well as before judgment) at the rate of ten percent (10%) per annum. Such default interest shall accrue on the basis of the actual number of days elapsed and a year of 365 days and shall be payable on demand of the Lender.

2.05  Repayment of Loan; Payment of Interest
      --------------------------------------

      The Borrower shall repay the Loan in full, together with accrued and unpaid interest thereon in accordance with the terms of this Agreement, to the Lender on the Repayment Date. During the term of this Agreement on the last day of each calendar quarter, the Borrower shall pay the interest on the Loan accrued during the calendar quarter up to and including such last day.

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.06  Prepayment of Loan
      ------------------

      The Borrower may prepay the outstanding amount of the Loan together with the accrued interest thereon, with one week prior written notice thereof to the Lender.

2.07  Payments
      --------

      (a) All sums payable to the Lender hereunder shall be payable in Yen and in immediately available funds on the day in question by payment to the Lender at such account as it shall specify to the Borrower.

      (b) Any payments made to the Lender hereunder shall be applied first against default interest, if any, due to the Lender; then against interest due on the Loan; and thereafter against the portion of the Loan then due and payable.

      (c) Except as otherwise provided herein, if any date on which a payment is due hereunder would otherwise fall on a day which is not a Business Day, such due date shall instead fall on the immediately following Business Day unless such following Business Day falls in the next calendar month, in which event such due date shall be the immediately preceding Business Day.

2.08  Loan Account
      ------------

      The Lender shall open and maintain on its books a loan account showing the Loan, prepayments, repayments, the computation and payment of interest and other amounts due and sums paid hereunder or under any document provided for hereunder. The entries made in such loan account shall, in the absence of manifest error, be the conclusive evidence of the existence and amount of the obligations of the Borrower.

2.09  Security
      --------

      To secure its obligations hereunder, the Borrower shall pledge to the Lender the shares of LAJ common stock it shall purchase pursuant to the Purchase Agreement with the proceeds of the Loan and tender the share certificates representing such shares to the Lender.

SECTION 3. YIELD PROTECTION
           ----------------

3.01  Taxes
      -----

      (a) All sums payable by the Borrower to the Lender hereunder, whether of principal, interest or expenses or otherwise, shall be paid in full and without set-off or counterclaim, free of any deductions or withholdings for or on account of any present or future tax, assessment, duty or other charge imposed by any tax authority of any jurisdiction. Should at any time (x) any payment to be made under this Agreement be required by applicable law to be made subject to any such tax, assessment, duty or other charge, or (y) the Borrower or any other person acting on behalf of the Borrower be compelled by applicable law to make any such deduction or withholding from any such payment for or on account of any such tax, assessment, duty or other charge:

     (i) the Borrower shall pay, or procure the payment of, such tax, assessment, duty or other charge, when due; and

     (ii) the Borrower shall on the due date for payment of such payment pay, or procure that there is paid, to the Lender in respect of such payment such additional amount as may be necessary to ensure that the Lender receives an amount equal to the full amount which the Lender should have received had such payment not been made subject to such tax, assessment, duty or other charge, or had the relevant deduction or withholding not been made from such payment for or on account of such tax, assessment, duty or other charge.

     (b) Upon payment by the Borrower of withholding taxes as provided for herein, the Borrower shall promptly forward to the Lender official receipts or other documentation issued by the appropriate governmental authority or other evidence acceptable to the Lender establishing payment of such amounts within 30 days of the due date for payment thereof.

3.02  Currency of Payment
      -------------------

     This is an international loan transaction in which the specification of Yen is of the essence and Yen shall be the currency of account and of payment in all events. The payment obligation under this Agreement and each document provided for hereunder shall not be discharged by an amount paid in another currency or in another place whether pursuant to a judgment or otherwise. In the event that any payment whether pursuant to a judgment or otherwise shall be made in a currency other than Yen such amount shall be promptly converted to Yen under normal banking procedures. In the event that such payment does not satisfy the obligations of the Borrower under this Agreement and each document provided for hereunder, the Lender shall be entitled to immediate payment of and shall have a separate cause of action for the Yen deficiency in respect of the payments due to the Lender.

SECTION 4. EXPENSES
           --------

4.01  Expenses
      --------

     (a) Any costs and expenses (including without limitation any applicable stamp duties) in connection with the execution and delivery of this Agreement shall be borne by the Borrower. Each party shall bear its own costs and expenses in connection with the negotiation and preparation of this Agreement.

     (b) The Borrower shall reimburse the Lender promptly after demand for its reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection with the enforcement of this Agreement from and after the occurrence of an Event of Default or an event that, with the giving of notice or the passing of time, or both, would constitute an Event of Default.

SECTION 5. REPRESENTATIONS AND WARRANTIES
           ------------------------------

     The Borrower hereby represents, warrants and covenants to the Lender as follows:

5.01 Organization and Good Standing.
     ------------------------------

     The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

5.02 Authorization.
     -------------

     All corporate action on the part of the Borrower and the Borrower's officers and directors necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the rights of creditors.

5.03 Governmental Approvals
     ----------------------

     All Governmental Approvals, if any, required of the Borrower necessary in connection with the Borrower's execution and delivery of this Agreement and with the performance by the Borrower of its obligations hereunder, including, without limitation, any payment to be made hereunder have been obtained, completed or duly filed and are in full force and effect.

5.04 Effect of Agreement.
     -------------------

     The Borrower's execution and delivery of this Agreement, performance of its obligations hereunder and its consummation of the transactions contemplated hereby will not, (i) to its knowledge, violate any provision of any law, statute, rule or regulation to which it is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to it; (iii) to its knowledge, have any effect on its compliance with any laws, statutes, rules, regulations, orders, decrees, licenses, permits or authorizations which would materially and adversely affect it; (iv) to its knowledge, result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, lease or other commitment to which it is a party and which would materially and adversely affect it; or (v) to its knowledge, result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any of its assets.

5.05 Ranking of Loan
     ---------------

     The obligations of the Borrower hereunder rank and will rank at least pari passu in priority of payment and in all other respect with all unsecured and unsubordinated indebtedness of the Borrower other than as preferred by applicable statute.

5.06  Disclosure.
      ----------

      No representation or warranty by the Borrower contained in this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained herein or therein not misleading.

SECTION 6. COVENANTS
           ---------

      In addition to the other undertakings herein contained, the Borrower hereby covenants to the Lender that, so long as any amount is outstanding under this Agreement, it shall act as follows and shall perform the following obligations:

6.01  Information
      -----------

      The Borrower shall provide the Lender with such information relating to the Borrower as the Lender may from time to time reasonably request.

6.02  Performance and Notice
      ----------------------

      The Borrower shall promptly give notice to the Lender of the occurrence of any Event of Default or any event that, with the giving of notice or the passing of time, or both, would constitute an Event of Default.

6.03  Governmental Approvals
      ----------------------

      The Borrower shall do and cause to be done all things necessary to comply with applicable laws and shall use its best efforts to obtain all Governmental Approvals which may at any time be required with respect to the obligations of the Borrower under this Agreement and shall use its best efforts to take all necessary and appropriate action to ensure the continuance of all Governmental Approvals so obtained to the extent necessary for the performance by the Borrower of such obligations.

6.04  Ranking of Loan
      ---------------

      The Borrower shall ensure that at all times its obligations hereunder constitute and will constitute direct, unconditional, general obligations of such Borrower and rank and will rank at least pari passu with all unsecured and unsubordinated indebtedness of such Borrower, present and future.

6.05  Further Assurances
      ------------------

      The Borrower shall perform all acts, execute and deliver all such instruments and documents, and do all such other acts and things as the Lender may reasonably require to carry out the transactions contemplated herein or in the documents required to be delivered hereunder.

SECTION 7. CONDITIONS OF LOAN
           ------------------

7.01  Conditions
      ----------

      The obligation of the Lender to make available the Loan is subject to the fulfillment of the following conditions precedent on or prior to the date of the drawdown:

      (a) Authorizations, Etc. The Lender shall have received:
          --------------------

          (i) up-to-date certified copies of the Certificate of Incorporation and the certificate of good standing of the Borrower;

          (ii) a certified copy of the resolution of the Borrower, authorizing the borrowing of the Loan and the execution, delivery and performance of this Agreement and granting authority to the person(s) executing this Agreement or other documents to be executed and delivered in connection herewith on behalf of the Borrower; and

          (iii)  such other documents as the Lender may reasonably request.

      (b) Share Pledge In respect of the Loan, the Lender shall have received the share certificates representing the shares of LAJ common stock purchased pursuant to the Purchase Agreement with the proceeds of the Loan.

      (c) Promissory Note The Lender shall have received promissory notes (yakusoku tegata) evidencing such Loan, which shall have been executed by the Borrower in the form attached hereto as Exhibit A.

      (d) Governmental Approvals The Lender shall have received copies of any
          ----------------------
      Governmental Approval, if required, in connection with the execution, delivery or performance of this Agreement.

SECTION 8. EVENTS OF DEFAULT
           -----------------

8.01  Events of Default
      -----------------

      Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

      (a) The Borrower fails to pay any amount that it is required to pay under this Agreement on the date on which such amount becomes due and payable.

     (b) (i) Any representation or warranty made or deemed to be made by the Borrower herein proves to have been incorrect or misleading when made or confirmed.

          (ii) Any representation or warranty made or deemed to be made by the Borrower in the Purchase Agreement proves to have been materially incorrect or materially misleading when made or confirmed.

     (c) The Borrower fails to perform or violates any other provision of this Agreement (other than a default or violation referred to elsewhere in this Section 8.01) or the Purchase Agreement and such failure or violation is not remediable or, if remediable, continues unremedied for a period of five (5) days after notice from the Lender to such Borrower with respect thereto.

     (d) Any indebtedness of the Borrower in an aggregate amount exceeding Yen 5,000,000, or its equivalent in any other currency, shall become due and payable prior to its stated maturity by reason of such Borrower's default in respect thereof, or is not paid when the same has become due, or within any grace period.

     (e) Bankruptcy, reorganization or other insolvency proceedings are instituted against or by the Borrower, or the Borrower stops payments or admits in writing that it is unable to pay its indebtedness.

     (f) The Borrower is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

     (g) The Borrower takes any action for the purposes of its dissolution or liquidation.

8.02  Consequence of Default
      ----------------------

      If an Event of Default shall occur and be continuing, the Lender shall be entitled (but not obligated) to (i) declare by notice to the Borrower the Loan together with accrued interest and any other sum payable to the Lender hereunder to be immediately due and payable and the Loan shall thereupon become due and payable (together with any accrued interest thereon to and including the date of such repayment and any other sum payable to the Lender hereunder) without requirement of a demand, protest or notice of any kind (other than the notice required by this Section 8.02) all of which are expressly waived by the Borrower and (ii) acquire the title to the LAJ shares, in which case the initial amount of the Loan shall be deemed to have been paid by the Borrower in accordance with
Section 2.07(b).

SECTION 9. MISCELLANEOUS
           -------------

9.01  Arbitration; Forum.
      -------------------

      (a) Except as otherwise provided herein, all disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be resolved (i) first by good-faith, face-to-face discussions among the Chief Executive Officers (or such persons holding a position of equivalent authority) of each affected Party, which discussions shall be held in Hong Kong, or such other place as the Parties may mutually agree, within 30 days after receipt of a notice requesting such discussions, and (ii) failing resolution within 14 days of the commencement of such good faith discussions, by 3 arbitrators under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as then in effect ("Rules"). The arbitrators shall be chosen in accordance with the Rules within 30 days after receipt by the respondent of the demand to arbitrate, which demand may be delivered only after the conclusion of the above-mentioned good faith discussions. The place of arbitration shall be Hong Kong. The language to be used in the arbitration proceedings shall be English, provided that any Party may submit testimony or documentary evidence in Japanese, and shall, on the request of any other Party, furnish a translation or interpretation into English of any such testimony or documentary evidence. The arbitrators may be of any nationality. Upon the request of either Borrower or Lender, any arbitration hereunder shall be combined or consolidated with arbitration initiated pursuant to Section 9.2 of the Shareholder Agreement relating to the same or directly related subject matter. The arbitral award shall be rendered in writing and state the reasons for the award. Judgment on any award may be entered by any court of competent jurisdiction or application may be made to such a court for judicial acceptance or recognition of the award and any appropriate order including enforcement.

      (b) Notwithstanding the foregoing, each Party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section, and without any abridgement of the powers of the arbitrator.

      (c) In case of arbitration, the arbitrators shall award reasonable attorneys' fees and expenses to either Party in such manner and to such extent as the arbitrators deem equitable. In case of a court proceeding arising out of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and expenses from the other Party.

9.02  Governing Law.
      -------------

      This Agreement shall be governed by the laws of Japan.

9.03  Publicity.
      ---------

      Prior to issuing any reports, statements, press releases or other disclosures to third parties regarding this Agreement or the transactions contemplated herein, the Parties shall exchange copies of such documents and shall consult with each other regarding their content. Except as otherwise required by law, neither Party shall issue any such disclosure without the prior approval of the other Party.

9.04  Notices and Other Communications.
      --------------------------------

      Every notice by either Party shall be in writing and delivered either by personal delivery, or by express mail or any similar overnight courier service, or by registered or certified mail, postage prepaid, or by facsimile, addressed to the Party for whom such notice intended at its address or facsimile number set forth below, or at such other address or facsimile number as the intended recipient previously shall have designated by written notice to the other party. All notices delivered in person shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery. All notices delivered by express mail or any other similar overnight courier, or by registered or certified mail, or by facsimile, shall be effective upon receipt.

If to the Borrower:

     Liquid Audio, Inc.
     810 Winslow Street, Redwood City
     California 94063, U.S.A.
     Facsimile No.: 1-650-549-2099
     Attention:  Mr. Robert Flynn
                 Vice President

If to the Lender:

     Super Factory, Inc.
     Sunfelista Meguro Building
     Ninth Floor
     27-1, Kami-Osaki 2-chome
     Shinagawa-Ku, Tokyo 141-0021
     Japan
     Facsimile No.: 81-5496-4055
     Attention:  Mr. Masahiro Kuroki
                 President and CEO

9.05  Counterparts.
      ------------

      This Agreement may be executed in any number of English language counterparts or duplicate originals, and each such counterpart or duplicate original shall constitute an original instrument, but all such separate counterparts or duplicate originals shall constitute one and the same instrument.

9.06  Written Agreement to Govern.
      ---------------------------

      This Agreement and the documents to be delivered hereunder set forth the entire understanding and supersede all prior and contemporaneous agreements and discussions among the Parties relating to the subject matter contained herein and therein, and no Party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated herein or therein or as subsequently shall be set forth in writing and executed by a duly authorized representative of the Party to be bound thereby.

9.07  No Waiver of Rights.
      -------------------

      All waivers hereunder must be made in writing, and failure at any time to require another party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of such provision.

9.08  Severability.
      ------------

      Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. In such event, the Parties agree to negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the Parties' intent in entering into this Agreement.

9.09  Subject Headings.
      ----------------

      The subject headings of the Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretations of any of its provisions.

9.10  Expenses.
      --------

      The Parties shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

9.11  Language.
      --------

      This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

9.12  Assignment.
      ----------

      This Agreement shall inure to benefit of, and shall be binding upon, the Parties and their respective successors and assigns. No Party may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Parties or to a Person into which it has merged or which has otherwise succeeded to all or substantially all of the assets of the assignor, and which has assumed in writing or by operation of law the assignor's obligations under this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first written above.

BORROWER:                                Liquid Audio, Inc.


                                         By /s/ Robert Flynn
                                           -----------------------------
                                          Name: Robert Flynn
                                          Title: VP Business Department
                                          Date:
                                          Place:



LENDER:                                  Super Factory, Inc.


                                         By /s/ SIGNATURE IN JAPANESE
                                           _____________________________
                                          Name: Masahiro Kuroki
                                          Title: President and C.E.O
                                          Date: March 31, 1999
                                          Title: Tokyo Japan

                                                                       Exhibit A

                   Form of Promissory Note (Yakusoku Tegata)
                   -----------------------------------------

                                PROMISSORY NOTE
                                ---------------

To: Super Factory Inc.

                                    Maturity Date:        [*]
                                    Place of Payment:     Shinagawa-ku, Tokyo
                                    Location of Payment:  Super Factory, Inc.

Sum: [*]

We shall pay the above-mentioned sum and the interest thereon at the per annum rate of 0.5% plus the long-term prime rate per annum quoted by Sumitomo Bank from time to time from the day of making of the note until the maturity date, to or to the order of you in exchange for this Promissory Note.

Date: March 31, 1999

Place of Execution: _________________________________________________________

Address of Maker: 810 Winslow Street, Red Wood City, California 94063, U.S.A. Liquid Audio, Inc.

By ___________________
   Name:
   Title:

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     (Back)

Please pay the sum stated on the front of this Promissory Note to or to the order of the endorsee referred to below.

                                            Non-Payment Certificate Not Required

Date: __________________________________

Address: _______________________________

___________________
(Name of Endorser)

By _____________________________________
   Name:
   Title:

To: (Name of Endorsee)

Please pay the sum stated on the front of this Promissory Note to or to the order of the endorsee referred to below.

                                            Non-Payment Certificate Not Required

Date: __________________________________

Address: _______________________________

_____________________
(Name of Endorser)

By _____________________________________
   Name:
   Title:

To: (Name of Endorsee)

Please pay the sum stated on the front of this Promissory Note to or to the order of the endorsee referred to below.

                                            Non-Payment Certificate Not Required

Date: __________________________________

Address: _______________________________

_____________________
(Name of Endorser)

By _____________________________________
   Name:
   Title:

To: (Name of Endorsee)